UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 12, 2002

        KANA Software, Inc.
(Exact name of registrant as specified in its charter)

        Delaware
(State of Other Jurisdiction of Incorporation)

000-24163	77-0435679
(Commission File Number)	(I.R.S. Employer Identification Number)

181 Constitution Drive
      Menlo Park, California    94025
(Address of principal executive offices including zip code)

        (650) 614-8300
(Registrant's telephone number, including area code)

        Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

ITEM 5: OTHER EVENTS.

On February 12, 2002, Kana Software, Inc. issued a press release announcing that it had completed the sale of an aggregate of approximately 2.9 million shares of its common stock to institutional investors in a private placement, for gross proceeds of approximately $34.5 million (before transaction-related expenses).

A copy of such press release is filed as an exhibit to this Current Report on Form 8-K and and is incorporated herein by reference.

Item 7: Financial Statements and Exhibits

(c) Exhibits.

The following exhibit is filed herewith:

99.01 Press release dated February 12, 2002

SIGNATURES

Pursuant to the requirement of the Security Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 12, 2002

KANA Software, Inc.

By:	/s/ Eric H. Willgohs

Eric H. Willgohs
Secretary

EXHIBIT INDEX

Exhibit

99.01 Press release dated February 12, 2002